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                                                                     Exhibit 5.1


                                  STEVENS & LEE
                          A PA Professional Corporation

                                    Suite 506
                               1415 Route 70 East
                              Cherry Hill, NJ 08034
                        (856) 354-9200 Fax (856) 354-8111
                               www.stevenslee.com

                                 March 19, 2004


Board of Directors
1st Colonial Bancorp, Inc.
1040 Haddon Avenue
Collingswood, NJ  08108

Re: Registration Statement on Form SB-2

Ladies and Gentlemen:

      This letter is being delivered to you in connection with the proposed offering (the "Offering") by 1st Colonial Bancorp, Inc. (the "Company") of up to 600,000 shares of the Company's common stock, no par value per share (the "Common Stock"). The Company's issuance and sale of these shares of Common Stock is being registered under the Securities Act of 1933, as amended, pursuant to the Company's Registration Statement on Form SB-2 (the "Registration Statement") being filed with the Securities and Exchange Commission. The Registration Statement also covers 92,402 shares of Common Stock issuable upon the exercise of certain warrants issued on June 29, 2000 (the "2000 Warrants"). These shares are being registered pursuant to the exercise of registration rights by the holders of the 2000 Warrants. In preparing this letter, we, as counsel to the Company, have reviewed:

      1.    the Articles of Incorporation of the Company;

      2.    the Bylaws of the Company;

      3. a subsistence certificate with respect to the Company issued by the Pennsylvania Department of State;

      4. the minutes of the meetings of the Company's Board of Directors held on July 5, 2002 and March 17, 2004;

      5.    the Registration Statement;

      6.    the form of the certificate representing shares of the Common Stock;
            and

      7.    the 2000 Warrants.


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                                  Stevens & Lee
                          A PA Professional Corporation


Board of Directors
March 19, 2004
Page 2


      Based upon our review of these documents, it is our opinion that:


      1. The shares of Common Stock covered by the Registration Statement have been duly authorized and, when (a) the pertinent provisions of the state securities and "blue sky" laws that are applicable have been complied with, and (b) these shares of Common Stock have been issued, sold and delivered pursuant to the terms of the Offering described in the Registration Statement, against payment therefor as contemplated by the applicable underwriting agreement, these shares of Common Stock will be validly issued by the Company and fully paid and nonassessable.

      2. Assuming (a) a sufficient number of shares of Common Stock is authorized under the Company's articles of incorporation on the date of exercise of any of the 2000 Warrants, (b) the 2000 Warrants have been duly exercised in accordance with their terms and in the manner described in the Registration Statement, and (c) no change occurs in any applicable law or pertinent facts, when (i) the pertinent provisions of all securities laws, including state securities and "blue sky" laws, as may be applicable, have been complied with, (ii) the 2000 Warrants are exercised in accordance with their terms, and
            (iii) the shares of Common Stock issuable upon exercise of the 2000 Warrants have been issued, sold and delivered against payment therefor as contemplated by the terms of the 2000 Warrants, the shares of Common Stock issuable upon the exercise of any of the 2000 Warrants will be duly authorized, validly issued and fully paid and nonassessable.

      With respect to all documents reviewed by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

      This opinion is limited to the laws of the Commonwealth of Pennsylvania, and we have not considered and express no opinion on the laws of any other jurisdiction. We assume no obligation to update or supplement our opinions set forth herein to reflect any facts or circumstances that may hereafter come to our attention or any changes in laws that may hereafter occur.


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                                  Stevens & Lee
                          A PA Professional Corporation


Board of Directors
March 19, 2004
Page 3


      We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                          Very truly yours,

                                          /s/ STEVENS & LEE